CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my February 8, 2014 Report of Independent Registered Public Accounting Firm, relating to the financial statements of Gaming Entertainment International, Inc. for the years ended December 31, 2012 and 2011, which are incorporated in this Pre-Effective Amendment No 4 to Form S-1 Registration No 0001576575 dated February 10, 2014.

I also consent to the reference to this firm under the caption “Experts” in the Registration Statements.

/S/ Terry L. Johnson, CPA

Terry L. Johnson, CPA

Casselberry, Florida

February 10, 2014